ASSET PURCHASE AGREEMENT

AGREEMENT, dated as of January 5, 2007, which shall be effective as of December 29, 2006 among Globalnet Corporation, a Nevada corporation with offices at 2616 South Loop West, Suite 660, Houston, Texas 77054("Globalnet"), and Dibz International, Inc., a Delaware corporation with offices at 9595 Six Pines – Market Street, Building 8, Level 2, The Woodlands, TX 77380 (the "Dibz").

RECITALS

A.            Globalnet is the borrower of $3,000,000 worth of indebtedness held by New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC.

B.            Dibz desire to acquire such debt from Globalnet in consideration for certain assets of Dibz.

C.            Globalnet desires to sell the same to Dibz.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements herein set forth, the parties hereto hereby agree as follows:

1.  Sale of Assets.  Subject to the terms and conditions of this Agreement, at the closing under this Agreement (the "Closing"), Dibz shall sell, convey, assign, transfer and deliver to Globalnet, and Globalnet shall purchase, acquire and accept from Dibz the non-exclusive right, title, and interest in and to a copy of all the iDialDirect technology set forth on Exhibit A (the "Assets")

Both Globalnet and Dibz acknowledge that Dibz shall retain a copy of all the Assets set forth on Exhibit A.  In the event that either party shall make any modifications to any of the Assets after the date of this Agreement, such party shall retain the exclusive right to such modifications.

2.  Purchase Consideration.  In consideration of the purchase and sale of the Assets, Globalnet shall convey all rights, title and interest to Three Million Dollars worth of indebtedness held by New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (the “Purchase Consideration”) to Dibz at the Closing. Furthermore, Dibz shall be entitled to use up to $50,000 worth of services per month, on a non-cumulative basis, to be provided by Globalnet pursuant to an operating agreement entered into contemporaneously with the execution of this Agreement.  A copy of such operating agreement is attached hereto as Exhibit C.

It is expressly understood that neither party shall not assume, pay or be liable for any liability or obligation of either party of any kind or nature at any time existing or asserted, whether, known, unknown, fixed, contingent or otherwise, not specifically assumed herein by such party.

3.  Closing.

3.1            Place and Time.  The Closing shall take place at the offices of Sichenzia Ross Friedman Ference LLP, 1065 Avenue of the Americas, 21st Floor, New York, New York 10018, at 10:00 a.m. on January 5, 2007, or at such other time or place as Purchaser and Seller may mutually agree as may be evidenced by their effecting the Closing (the "Closing Date").

3.2            Deliveries by Globalnet.  At the Closing, Globalnet shall deliver the following to the Dibz:

(a)            the Purchase Consideration in the form of a promissory note in the name of Dibz for Three Million Dollars (the “Note”).

(b)            All other documents, certificates, instruments or writings reasonably required by Dibz to be delivered by Seller at or prior to the Closing pursuant to this Agreement.

(c)            A waiver from New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC as to the transfer of the Purchase Consideration to Dibz.

(d)            Such deeds, bills of sale, assignments and other instruments of conveyance and transfer, and such powers of attorney, as shall be effective to vest in Dibz title to or other interest in, and the right to full custody and control of, the Purchase Consideration, free and clear of all liens, charges, encumbrances and security interests whatsoever including, but not limited to, the Letter Agreement annexed hereto as Exhibit 3.2(d).

3.3            Deliveries by Dibz.  At the Closing, Globalnet shall deliver the following to the Dibz:

(a)            A copy of all of the Assets including without limitation all books and records related thereto and/or the rights to take possession thereof.

(b)            All other documents, certificates, instruments or writings reasonably required by Seller to be delivered by Purchaser at or prior to the Closing pursuant to this Agreement.

3.4            Proceedings.  All proceedings which shall be taken and all documents which shall be executed and delivered by the parties on the Closing Date shall be deemed to have been taken and executed simultaneously, and no proceeding shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

3.5            Conditions to Dibz' Obligations.  The obligations of Dibz to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by Purchaser:

(a)
There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prohibits or delays consummation of any or all of the transactions contemplated in this Agreement nor shall any proceeding seeking any of the foregoing have been commenced.

(b)
The representations and warranties of Globalnet set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at such time.

(c)	Globalnet shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it prior to or at the Closing.

(d)	Dibz shall have received a certificate to the effect set forth in clauses (b) and (c) above signed by Globalnet.

3.6            Conditions to Globalnet's Obligations.  The obligations of Globalnet to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by Globalnet:

(a)
There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prohibits or delays the consummation of any or all of the transactions contemplated herein nor shall any proceeding seeking any of the foregoing have been commenced.

(b)
The representations and warranties of Dibz set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at such time.

(c)	Dibz shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it prior to or at the Closing.

(d)	Globalnet shall have received a certificate to the effect set forth in clauses (b) and (c) above signed by the Dibz.

4.  Representations and Warranties of Globalnet.  Globalnet hereby represents and warrants to Dibz as follows:

4.1	No Conflicts.

(a)            Globalnet has the right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement.

(b)            Neither the execution, delivery or performance of this Agreement by Globalnet nor the consummation by Globalnet of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time or both):

(i)            contravene, conflict with or result in a violation or breach of (A) any legal requirement or any governmental order to which Globalnet or any of the properties or assets owned or used by Globalnet may be subject, or (B) any authorization, license or permit of any governmental authority, including any private investigatory license or other similar license, which is held by Globalnet or that otherwise relates to the business of, or any of the assets owned or used by Globalnet;

(ii)            result in a violation or breach of or constitute a default, give rise to a right of termination, cancellation or acceleration, create any entitlement to any payment or benefit or require the consent or approval of or any notice to or filing with any third party under any contract to which Globalnet is a party or to which his or his properties or assets may be bound, or require the consent or approval of or any notice to or filing with any governmental authority to which the Globalnet or his properties or assets may be subject; or

(iii)            result in the imposition or creation of any encumbrance upon or with respect to any of the properties or assets owned or used by Globalnet.

4.2            No Undisclosed Liabilities.  Globalnet has no material liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise) with respect to the Purchase Consideration except for liabilities or obligations which have previously been disclosed to Dibz and current liabilities incurred in the ordinary course of business, which current liabilities are consistent with the representations and warranties contained in this Agreement and will not, individually or in the aggregate, have a material adverse change in the business, operations, properties, prospects, liabilities, results of operations, assets or condition (financial or otherwise) of Globalnet.

4.3            Taxes.  Globalnet has properly and timely filed all federal, state and local Tax returns and has paid all Taxes, assessments and penalties due and payable. All such Tax returns were complete and correct in all respects as filed, and no claims have been assessed with respect to such returns. There are no present, pending, or threatened audit, investigations, assessments or disputes as to Taxes of any nature payable by the Seller, nor any Tax liens whether existing or inchoate on any of the assets of the Seller, except for current year Taxes not presently due and payable. The federal income Tax returns of the Seller have never been audited. No IRS or foreign, state, county or local Tax audit is currently in progress. The Globalnet has not waived the expiration of the statute of limitations with respect to any Taxes. There are no outstanding requests by the Globalnet for any extension of time within which to file any Tax return or to pay Taxes shown to be due on any Tax return. Other than with respect to Globalnet, Globalnet is not liable for Taxes of any other person or entity or is currently under any contractual obligation to indemnify any person or entity with respect to Taxes or is a party to any Tax sharing agreement or any other agreement providing for payments by the Seller with respect to Taxes.

For purposes of this Agreement, the term “Tax” shall mean any United States federal, national, state, provincial, local or other jurisdictional income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, estimated, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge imposed by any governmental authority, together with any interest or penalty imposed thereon.

4.4            Compliance with Law; Governmental Authorizations.  To the best of Globalnet’s knowledge, Globalnet is in compliance with all federal, state and local laws, authorizations, licenses and permits of any governmental authority and all governmental orders affecting the properties and assets of Globalnet, including federal, state and local: (i) Occupational Safety and Health Laws; (ii) private investigatory and other similar laws; (iii) the Fair Credit Reporting Act and similar state and local laws; and (iv) laws regarding or relating to trespass or violation of privacy rights.  Globalnet has not been charged with violating, nor to the knowledge of Globalnet, threatened with a charge of violating, nor, to the knowledge of Globalnet, is Globalnet under investigation with respect to a possible violation of any provision of any federal, state or local law relating to any of, properties or assets.

4.5            Effect of Agreement.  This Agreement has been duly executed and delivered by Globalnet and constitutes, and such other agreements and instruments to be executed by Globalnet pursuant hereto, when so duly executed and delivered, will constitute, legal, valid and binding obligations of Globalnet, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

4.6            Broker's Fees.  Globalnet has not employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with this Agreement or the transactions contemplated herein.

4.7            Title to Purchase Consideration.  After giving effect to the transactions contemplated by this Agreement, Dibz will have good and valid title to the Purchase Consideration, free and clear of all, liens, encumbrances, restrictions, security interests, mortgages, and claims (including any related to duty or customs), except with respect to any of the foregoing which may be incurred by Dibz.

4.7            Disclosure.  No representation or warranty by Globalnet in this Agreement, nor in any certificate, schedule or exhibit delivered or to be delivered pursuant to this Agreement contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

4.8            Legal Proceedings.  There is no pending claim, action, investigation, arbitration, litigation, suit or other proceeding (“Proceeding”):

(a)  that has been commenced by or against the Globalnet or that otherwise relates to or may affect the business of, or any of the properties or assets owned, held or used by, the Globalnet; or

(b)  that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby.

To the knowledge of the Globalnet, (A) no such Proceeding has been threatened, and (B) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

5.  Representations and Warranties of Dibz.  Dibz hereby represents and warrants to Globalnet as follows:

5.1            Effect of Agreement.  This Agreement has been duly executed and delivered by Dibz and constitutes, and each other agreement, document or instrument to be executed by Dibz pursuant hereto, when so duly executed and delivered, will constitute, legal, valid and binding obligations of Dibz, enforceable against Dibz in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

5.2            Knowledge.  Dibz have not relied on any representations or warranties of any Globalnet or any agent of any Globalnet, whether implied or otherwise, other than those expressly made by Globalnet in this Agreement, in making its determination to enter into and consummate this Agreement.

5.3            Broker's Fees.  Dibz have not employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with this Agreement or the transactions contemplated herein.

6.            Pre-Closing Covenants.

6.1            Compliance with Conditions.  The parties hereto shall use their best efforts to cause the Closing to be consummated and to cause the execution and delivery of the documents referred to in Section 3 hereof and to bring about the satisfaction of the conditions to the obligations of the parties hereto set forth in Section 3, herein.

6.2            Update of Exhibits.  From and after the date hereof and up to the Closing Date, the parties hereto shall update the exhibits to this Agreement to the extent necessary to make such exhibits true and accurate as of the Closing Date and shall deliver copies of such updated exhibits to Globalnet or Dibz, as the case may be, immediately upon their preparation.

6.3            Consents.  From and after the date hereof, the parties hereto shall use their best efforts to obtain all of the certificates, authorizations, consents or approvals required as set forth in Section 3 hereof.  Evidence of such certificates, authorizations, consents or approvals shall be delivered to Globalnet or Dibz, as the case may be, on or prior to the Closing.

6.4            Business Practices.  From and after the date hereof and up to the Closing Date, Globalnet shall continue to run the business of Globalnet in a manner consistent with past business practices including the satisfaction of all of its then current obligations.

7.            Indemnifications by Seller and Purchaser.

7.1            Indemnification by Globalnet.  Globalnet shall indemnify and hold harmless Dibz and shall reimburse Dibz for any loss, liability, claim, damage, expense (including, without limitation, costs of investigation and defense and reasonable attorney's fees) or diminution of value (collectively, "Damages") arising from or in connection with:

(a)            any inaccuracy in any of the representations and warranties of Globalnet in this Agreement or in any certificate delivered by Globalnet pursuant to this Agreement, or any actions, omissions or state of facts inconsistent with any such representation or warranty (for purposes of this clause (a), each schedule and exhibit to this Agreement shall be deemed a representation and warranty);

(b)            any failure by Globalnet to perform or comply with any agreement made by it under this Agreement;

(c)            any operations or business conducted, commitment made, service rendered or condition existing or any action taken or omitted by or on behalf of Globalnet, except for any claims for which Dibz is required to indemnify Globalnet pursuant to Section 7.2 herein;

(d)            any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person with Globalnet (or any person acting on its behalf) in connection with any of the transactions contemplated herein; and

(e)            Globalnet’s failure to comply with the "Bulk Sales Laws" under the Uniform Commercial Code;

provided, however, that (i) Globalnet shall have no obligation to indemnify Dibz for Damages until the aggregate Damages exceed $20,000 and, in such event, for the full amount of such Damages, (ii) Globalnet's aggregate liability for Damages shall in no event exceed the Purchase Consideration, and (iii) Globalnet shall have no obligation to indemnify Dibz for any claims made by Dibz under this Section 7.1 after twenty four (24) months after the Closing Date.

7.2            Indemnification by Purchaser.  Dibz shall indemnify and hold harmless Globalnet, and shall reimburse Globalnet for any Damages arising from or in connection with:

(a)            any inaccuracy in any of the representations and warranties of Dibz in this Agreement or in any certificate delivered by Dibz pursuant to this Agreement, or any actions, omissions or state of facts inconsistent with any such representation or warranty (for purposes of this clause (a), each schedule and exhibit to this Agreement shall be deemed a representation and warranty);

(b)            any failure by Dibz to perform or comply with any agreement made by it under this Agreement;

(c)            any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person with Dibz (or any person acting on its behalf, regardless of whether such person purported to act on behalf of Globalnet) in connection with any of the transactions contemplated in this Agreement; and

(d)            obligations with respect to any product liability associated with the Equipment for the period after the Closing Date;

provided, however, that (i) Dibz shall have no obligation to indemnify Globalnetfor Damages until the aggregate Damages exceed $20,000 and, in such event, for the full amount of such Damages, (ii) Dibz’s aggregate liability for Damages shall in no event exceed the Purchase consideration, and (iii) Dibz shall have no obligation to indemnify Globalnetfor any claims made by any Globalnet under this Section 7.2 after twenty four (24) months after the Closing Date.

7.3            Procedure for Indemnification.  Promptly after receipt by an indemnified party under Section 7.1 or 7.2 hereof of notice of the commencement of any action or assertion of any claim, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement or assertion thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is materially prejudiced thereby.  If any such action shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof with counsel satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such Section for any fees of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation.  If an indemnifying party assumes the defense of such an action:

(a)            no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's consent which shall not be unreasonably withheld unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the indemnified party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and

(b)            the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent. If notice is given to an indemnifying party of the commencement of any action and it does not, within ten (10) business days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party. Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that an action may materially and adversely affect it or its affiliates other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such action at its cost or expense, but the indemnifying party shall not be bound by any determination of an action so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld).

8.            Miscellaneous.

8.1            Bulk Sales Laws:  The parties hereto hereby agree to waive compliance with "Bulk Sales Laws" under the Uniform Commercial Code and the related notice provisions thereof.

8.2            Survival.  All representations, warranties and agreements contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive eighteen (18) months after Closing.

8.3            Waivers and Amendments.

(a)            This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto. The provisions of this Agreement may be waived only by an instrument in writing executed by the party granting the waiver. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.

(b)            No failure on the part of any party to exercise, and no delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

8.4            Fees and Expenses.  Each party shall be responsible for its respective fees and expenses incurred in connection with this transaction.

8.5            Notices.  All notices, requests, demands and other communications that are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given or made:  if by hand, immediately upon delivery; if by telex, telecopier, telegram or similar electronic device, immediately upon sending, provided it is sent on a business day, but if not, then immediately upon the beginning of the first business day after being sent; if by Federal Express, Express Mail or any other overnight delivery service, on the first business day after dispatch; if by registered or certified mail, return receipt requested, upon receipt by the addressee.  All notices, requests and demands are to be given or made to the parties at the following addresses (or to such other address as either party may designate by notice in accordance with the provisions of this paragraph):

If to Seller:                          Globalnet Corporation
2616 South Loop West, Suite 660,
Houston, Texas 77054
Telephone: (832) 778-9591
Fascimile:

If to Purchaser:                   Dibz International, Inc.,
                9595 Six Pines – Market Street, Building 8, Level 2,
                The Woodlands, TX 77380
Telephone:  832-631-6103
Facsimile: 832-631-6001
Attn: Mark Wood

With a copy to:                     Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas, 21st Floor
New York, New York 10018
Attn:  Gregory Sichenzia, Esq.
Telephone: (212) 930-9700
Facsimile: (212) 930-9725

8.6            Entire Agreement.  This Agreement and the schedules and exhibits hereto set forth the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede any prior negotiations, agreements, letters of intent, understandings or arrangements between the parties hereto with respect to the subject matter hereof.

8.7            Binding Effect, Benefits, Construction.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors.  Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

8.8            Non-Assignability.  This Agreement and any rights pursuant hereto shall not be assignable by any party hereto without the prior written consent of the other party.

8.9            Arbitration.The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith.  If such good negotiation fails to resolve such dispute, controversy, difference or claim within fifteen (15) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration with the American Arbitration Association in the City of New York, New York.

8.10            Applicable Law, Venue, Jurisdiction.  All questions concerning the construction, validity, enforcement and interpretation of the Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of the Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding

8.11            Section and Other Headings.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

8.12            Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Globalnet and Dibz have caused this Agreement to be signed by their duly authorized respective officers all as of the date first written above.

Globalnet Corporation, a Nevada corporation
By:
                Name:
Title: President

Dibz International, Inc., a Delaware Corporation

By:
                Name: Mark Wood
Title: Chief Executive Officer

Exhibit A

Assets

All assets of  IdialDirect, a wholly owned subsidiary of the Company

Exhibit B

BILL OF SALE

WHEREAS, Globalnet Corporation, a Nevada corporation ("Seller"), and Dibz International, Inc., a Delaware corporation (the "Purchaser"), have entered into an Asset Purchase Agreement, dated as of January 5,, 2007, which shall be effective December 29, 2006 (the "Agreement"), pursuant to which Seller has agreed to sell to Purchaser, and Purchaser have agreed to purchase from Seller the "Assets" (as defined in the Agreement);

NOW, THEREFORE, Seller, for good and valuable consideration paid to it, and pursuant to the provisions of the Agreement, which are hereby incorporated by reference herein, have granted, bargained, sold, conveyed, assigned, released, transferred and delivered, and by these presents do grant, bargain, sell, convey, assign, release, transfer and deliver unto Purchaser, its successors and assigns, to have and hold the same forever, the Assets.

Seller, for itself and its successors and assigns, does hereby convey to Purchaser good and marketable title to the Assets free and clear of all liens, liabilities, claims and encumbrances, except as provided in the Agreement or as may have been created by Purchaser, and do for its successors and assigns covenant and agree to warrant and defend the sale of the Assets to Purchaser, its successors and assigns, against all and every person.

No other warranty or representation, except as expressly made by Seller in the Agreement or in this Bill of Sale, is made by Seller, nor shall any be implied.

IN WITNESS WHEREOF, Seller has caused this instrument to be executed by its duly authorized officers this 5thday of January, 2007, to become effective on December 29, 2006.

GLOBALNET CORPORATION
A Nevada Corporation

By:
Name:
Title:

DIBZ INTERNATIONAL, INC.
A Delaware Corporation

By:
Name:
Title: